STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT is made this 31ST day of May, 2001 (the "Agreement") among Pinnacle Foods, Inc., a Pennsylvania corporation (the "Corporation"), the shareholders listed on Exhibit A (collectively the "Shareholders"), and Smithfield Foods, Inc., a Virginia corporation ("Buyer").

                                    RECITALS:

     A. The Corporation wishes to issue 13,003,494 shares of its common stock, representing 50% of the issued and outstanding shares of common stock of the Corporation (such shares hereinafter referred to as the "Stock") and Buyer wishes to purchase such shares of the Stock, on the terms and conditions set forth herein.

     B. The Shareholders agree to the sale of the Stock to Buyer and agree to provide certain representations and warranties and indemnities to Buyer.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

          1.1 Definitions. The terms used herein shall have the following meanings:

               (a) "Buyer" has the meaning set forth in the Introduction.

               (b) "Closing" has the meaning set forth in Section 8. 1.

               (c) "Corporation" has the meaning set forth in the Introduction.

               (d) "Employee Plans" has the meaning set forth in Section
3.24(a).

               (e) "Environmental Permits" means governmental permits, approvals and authorizations, whether federal, state or local, domestic or foreign, which relate to the environment or to public health and safety or worker health and safety as they may be affected by the environment.

               (f) "Knowledge of the Corporation" means the actual knowledge of those officers or employees of the Corporation listed on Exhibit B or the Shareholders.

               (g) "Leases" has the meaning set forth in Section 3.19.

               (h) "Licenses and Permits" means governmental licenses, permits, approvals and authorizations, whether federal, state and local, domestic or foreign, other than Environmental Permits.

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               (i) "Losses" has the meaning set forth in Section 9. 1.

               (j) "March 2001 Balance Sheet" has the meaning set forth in
Section 3.1 1.

               (k) "Material Contracts" has the meaning set forth in Section
3.20.

               (l) "Matthews Agreement" means the agreement by and between the Corporation and Robert V. Matthews dated November 22, 2000.

               (m) "Purchase Price" has the meaning set forth in Section 2.2.

               (n) "Related Agreements" has the meaning set forth in Section
8.4.

               (o) "Securities Act" has the meaning set forth in Section 5.6

               (p) "Shareholders" means those shareholders of the Corporation set forth in Exhibit A.

               (q) "Stock" has the meaning set forth in the Recitals.

               (r) "Stock Options" has the meaning set forth in Section 3. 1 0.

               (s) "Warrant" has the meaning set forth in Section 8.4(b).

                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK

          2.1 Sale of Stock. Subject to the terms and conditions set forth herein, the Corporation agrees to sell, convey and issue to Buyer all the Stock and to deliver to Buyer at Closing (as defined in Section 8.1 below) one or more duly issued stock certificates for the Stock.

          2.2 Purchase Price for Stock. The total amount to be paid by Buyer to the Corporation in consideration for the Stock shall be $6,000,000 (the "Purchase Price"), to be paid in cash or other-wise immediately available funds at Closing.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation represents and warrants to Buyer the following:

          3.1 Organization of the Corporation. The Corporation has been duly organized and is validly existing and subsisting under the laws of the Commonwealth of Pennsylvania. The Corporation has heretofore delivered to Buyer complete and correct copies of its Articles of Incorporation and Bylaws, as currently in effect.

          3.2 Authority Relative to this Agreement. The Corporation has all power and authority to execute and deliver this Agreement and the Related Agreements and to

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consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been (a) duly authorized by the Board of Directors of the Corporation and no other corporate proceedings on the part of the Corporation are necessary with respect thereto, and (b) when duly executed and delivered by the Corporation shall be duly executed and delivered by the Corporation and shall constitute the valid and binding obligations of the Corporation, enforceable in accordance with their respective terms.

          3.3 No Violation. The execution and delivery by the Corporation of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate or result in a breach of any provision of the Corporation's Articles of Incorporation or Bylaws, (b) result in a default or give rise to a right of termination, modification or acceleration under the provisions of any agreement or other instrument or obligation to which the Corporation is a party or by which the Corporation, any of the Corporation's assets or the Stock may be bound, or (c) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission or agency applicable to the Corporation.

          3.4 Consents and Approvals. Except as set forth on Schedule 3.4, there is no requirement applicable to the Corporation to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement and the Related Agreements.

          3.5 Insider Interests. Except as set forth in Schedule 3.5, no officer, director or, to the Knowledge of the Corporation, holder of more than 5% of the common stock of the Corporation (a) engages in or has any direct or indirect interest in any business entity which engages in the case ready meat packaging business in any market served by the Corporation on the date hereof or contemplated to be served by the Corporation hereafter, except for the ownership of less than 1% of the equity interests in any such entity ("Competes"), (b) has any agreement of any type with the Corporation, or (c) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including, without limitation, intellectual property, used in or pertaining to the business conducted by the Corporation, except a shareholder or employee of the Corporation.

          3.6 Finders. No broker, finder or investment banker is entitled to any fee or commission from the Corporation for services rendered on behalf of the Corporation in connection with the transactions contemplated by this Agreement or the Related Agreements.

          3.7 Compliance with Laws. The business of the Corporation has been operated at all times in substantial compliance with all laws and regulations, federal, state or local, domestic or foreign, applicable to its business.

          3.8 Licenses and Permits. The Corporation has all of the Licenses and Permits required to conduct its business as it is currently being conducted; such Licenses and Permits are set forth in Schedule 3.8. The business of the Corporation has been operated in substantial compliance with all of the terms and conditions set forth in its Licenses and Permits. No notice of a violation of any such License or Permit has been received by the Corporation or

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either of the Shareholders or has been recorded or published, and no proceeding is pending, or to the Knowledge of the Corporation, threatened to revoke any of them.

          3.9 Environmental Matters.

               (a) The Corporation has obtained all Environmental Permits required to conduct its business as it is currently being conducted except for those the failure of which would not have a material adverse effect on the Corporation, or the business or operations of the Corporation. Schedule 3.9 contains a complete list of all such Environmental Permits, all of which are in full force and effect.

               (b) The Corporation has operated its business in substantial compliance with all laws and regulations relating to pollution control, environmental contamination, any other environmental law, and the provisions of its Environmental Permits, and no investigation or review is pending with respect to any alleged failure of the Corporation to comply with any of such laws or regulations or the terms and conditions of any of its Environmental Permits, and, to the Knowledge of the Corporation, no event has occurred and no condition exists which can reasonably be expected to give rise to such an allegation or cause the Corporation to be obligated to take any remedial or environmental clean-up action.

          3.10 Capitalization of the Corporation; Validity of Shares. The authorized capital of the Corporation consists of 50,000,000 shares of common stock, $0.01 par value of which 13,003,494 shares of the Common Stock are issued and outstanding and there are no preferred shares authorized or outstanding. The Stock is (a) free of encumbrances, liens, mortgages, charges, security interests and other defects in title, and (b) when issued and the Purchase Price is paid will be (i) validly issued and outstanding, and (ii) fully paid and nonassessable. Except for the stock option rights described on Schedule 3. 1 0 (the "Stock Options") and shares which may become issuable pursuant to the dispute under the Matthews Agreement and the shares to be purchased pursuant to the terms of this Agreement and the Warrant, the Corporation has no commitment to issue any shares of its capital stock and the Corporation has no commitment to issue any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock.
Schedule 3. 1 O-A contains an accurate transcription of the Corporation's shareholder register as of April 23, 2001. Upon delivery to Buyer of certificates evidencing the Stock pursuant to this Agreement, Buyer will have good title to the Stock, free and clear of all encumbrances, liens, mortgage, charges, security interests and other defects in title generally considered to be encumbrances other than any created, granted or consented to by Buyer.

          3.11 Financial Statements. The Corporation has previously furnished Buyer with true and complete copies of its audited financial statements, including the notes thereto, for the years ending December 31, 1999 and 2000, together with the reports on such statements of the Corporation's auditors, and its unaudited balance sheet as of March 31 2001 (the "March 2001 Balance Sheet"). Such financial statements present fairly the financial position of the Corporation as of their respective dates (and with respect to Operating Statements, the results of its operations and changes in financial position for such periods) and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject in the case of interim statements to normal year end audit adjustments.

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          3.12 Current Information. The Corporation has previously delivered to
Buyer nonpublic information relating to the business and affairs of the Corporation and will continue to furnish similar information until the Closing. At the time of delivery thereof, none of such information contained, or will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact necessary in order to make such statements made therein, in light of the circumstances in which they were made, not misleading.

          3.13 Absence of Change.

               (a) Except as set forth in Schedule 3.13, since December 31, 2000, there has not been:

                    (1) Any change or development involving a prospective change in the Corporation's business or assets, including, without limitation, any damage, destruction or loss (whether or not covered by insurance) which has had, or can reasonably be expected to have, a material adverse effect on the Corporation or its business or assets;

                    (2)

                    (3) Any obligation or liability involving more than $50,000 (whether matured, absolute, accrued, contingent or otherwise) incurred by the Corporation except for purchase orders incur-red in the ordinary course of business consistent with past practice (except to the extent that any inconsistency with past practice results from increased amounts of meat purchases on account of the growth of the Corporation's business);

                    (4) Any increase in the compensation of the employees of the Corporation including, without limitation, those required by law or collective bargaining agreements;

                    (5) Any increase in the compensation payable to any officer of the Corporation;

                    (6) Any amendment to or adoption of an employment agreement to which any employee of the Corporation is a party;

                    (7) Any sale or lease of the assets of the Corporation other than in the ordinary course of business;

                    (8) Any direct or indirect redemption, purchase or other acquisition by the Corporation of any shares of the capital stock of the Corporation;

                    (9) Any split, combination or other similar change in the outstanding capital stock of the Corporation;

                    (10) Any declaration, setting aside or payment of any dividend (whether in cash, capital stock or property) with respect to the capital stock of the Corporation; or

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                    (11) Any issuance by the Corporation of any shares of its
capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person the right to acquire from it, any shares of its capital stock other than issuances pursuant to the conversion of debt of the Corporation outstanding on December 31, 2000.

               (b) Except as set forth in Schedule 3.13, since December 31, 2000, the business of the Corporation has been operated only in the ordinary and usual course and in a manner consistent with past practices.

          3.14 Undisclosed Liabilities. Except as set forth in Schedule 3.14, the Corporation has not incurred any liabilities or obligations which are not reflected in the March 2001 Balance Sheet other than those incurred subsequent to such date in the ordinary course of business, and consistent with past practices and which are not material.

          3.15 Tax Matters. The Corporation has filed in a timely manner all federal, state, local and foreign tax returns, reports and declarations required of it by applicable law and has paid or made provision for the payment of all taxes (including, without limitation, income, sales, use, occupation, property, excise and employment taxes, and interest and penalties thereon) which have or may become due on account of such filings, except such taxes that are being contested in good faith as to which adequate reserves have been taken. The Corporation has not received any assessment for unpaid taxes, knows of no reason why any such assessment might be made and has not agreed to any extension of time for the assessment of any taxes. The Corporation has made adequate provisions for the payment of all current taxes.

          3.16 Labor and Employment Matters. Schedule 3.16 sets forth a complete and correct list of each collective bargaining agreement and each employment agreement, or other agreement with a current or former employee of the Corporation, to which the Corporation is a party. There are no labor or employment controversies, claims or grievances pending or, to the Knowledge of the Corporation, threatened between the Corporation and any Corporation employee or labor union representing the Corp oration's employees.

          3.17 Litigation. Except as set forth in Schedule 3.17, there are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of the Corporation, threatened against the Corporation, before any court, governmental body, commission, agency or arbitrator, domestic or foreign. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator affecting the Corporation which have not been complied with and satisfied in full.

          3.18 Title to Properties.

               (a) The Corporation owns no real property. All of the real property used by the Corporation in the conduct of its business is leased (as described in Section 3.19).

               (b) Except as set forth on Schedule 3.18, the Corporation has good title, free and clear of encumbrances, liens, mortgages, charges, security interests and other defects in title generally considered to be encumbrances to all personal property, tangible or intangible, either (i) owned by it, or (ii) used in the ordinary course of its trade or business, except for the property subject to the lease agreements set forth on Schedule 3.19 attached

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hereto. Tangible personal property owned by the Corporation is in good condition, ordinary wear and tear excepted, and is usable in the ordinary course of the business of the Corporation as it is currently being conducted.

          3.19 Leases. Schedule 3.19 sets forth a complete list of each lease agreement into which the Corporation has entered, whether as lessor or lessee, which relates to either real or personal property ("Leases"). Except as set forth in Schedule 3.19, the Corporation has complied in all material respects with its obligations under all of its Leases, and no event has occurred and no condition exists which constitutes or can reasonably be expected to constitute a breach of the provisions of any Lease by the Corporation, or, to the Knowledge of the Corporation, any other party thereto. Complete copies of all Leases have been delivered to Buyer.

          3.20 Material Contracts.

               (a) Schedule 3.20 sets forth a complete and correct list of each contract, agreement or commitment of the Corporation, other than Leases, this Agreement and the Related Agreements ("Material Contracts"):

                    (1) Upon which any substantial part of the business of the Corporation is dependent;

                    (2) Which relates to money borrowed by the Corporation, other than trade credit;

                    (3) Which provides for aggregate future payments by or to the Corporation of more than $50,000;

                    (4) With any sponsor, organizer or shareholder of the Corporation that relates to such person's contribution or loan to the Corporation of goods, services, money or other property;

                    (5) Which extends more than one year from the date hereof and is not cancelable by the Corporation on 30 days' notice;

                    (6) Which provides for the sale, lease or other transfer, after the date hereof and other than in the ordinary course of business, of any of the assets of the Corporation;

                    (7) Which relates to any of the capital stock of the Corporation or is among the Corporation and any holder of capital stock of the Corporation or its affiliates;

                    (8) Which relates to the employment, retirement or termination of the services of any officer or former officer of the Corporation or which relates to any employee benefit; or

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                    (9) Which contains covenants pursuant to which any person
          has agreed not to compete with any business conducted by the Corporation or not disclose to others information concerning the Corporation.

               (b) Except as set forth in Schedule 3.20, the Corporation has complied in all material respects with its obligations under all of such agreements and contracts and no event has occurred and no condition exists which constitutes or can reasonably be expected to constitute a breach of such contract by the Corporation, or to the Knowledge of the Corporation, any other party thereto.

          3.21 Insurance. Schedule 3.21 sets forth a list of the insurance polices maintained by the Corporation. The Corporation has not defaulted in any material respect under any provision of any such policy, nor has it failed to give notice or present any claim thereunder in a timely manner so as to bar recovery of any valid claim.

          3.22 Accounts Receivable. The accounts receivable of the Corporation as of April 30, 2001 are reflected in Schedule 3.22. Such accounts receivable and those acquired by the Corporation subsequent to the date thereof but prior to the Closing (but not collected prior to the Closing), have or will have arisen in the ordinary course of business and will have been collected or be collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with prior practice) carried on the books of the Corporation. Except as set forth on Schedule 3.22, each such account receivable, and those acquired after the date hereof but prior to the Closing,
(a) is not and will not be the subject of a pledge or assignment, (b) is and will be free of encumbrances, liens, mortgages, charges, security interests and other defects in title generally considered to be encumbrances, and (c) have not been and will not be placed for collection with any attorney, collection agency or similar individual or firm.

          3.23 Inventory. The term "Inventory" as used herein means raw materials, work-in-process and finished goods. The Corporation's Inventory is
(a) usable or saleable in the ordinary course of business, (b) is sufficient but not excessive in kind or amount for the conduct of the business of the Corporation as it is currently being operated, and (c) is carried on the books of the Corporation at an amount which reflects valuations not in excess of the lower of cost or market determined in accordance with generally accepted accounting principles applied on a consistent basis.

          3.24 Employee Benefit Plans.

               (a) Schedule 3.24 lists all of the employee benefit plans and programs, including, without limitation: (i) all retirement, savings and other pension plans; (ii) all health, severance, insurance, disability and other employee welfare plans; and (iii) all employment, incentive, vacation and other similar plans, that are maintained by the Corporation with respect to employees of the Corporation or to which the Corporation contributes on behalf of the employees of the Corporation (collectively, the "Employee Plans").

               (b) To the Knowledge of the Corporation, the Employee Plans that are maintained by the Corporation are in compliance in all material respects with applicable laws

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and regulations, and the Corporation has administered the Employee Plans in accordance with applicable laws and regulations in all material respects.

               (c) The Corporation has no, and never has had any, 401 (k) plans.

               (d) The Corporation has made available to Buyer copies of all Employee Plans and, where applicable, summary plan descriptions and annual reports filed within the last three years pursuant to ERISA or the Internal Revenue Code with respect to the Employee Plans.

               (e) Except as shown on Schedule 3.24, there is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or, to the Knowledge of the Corporation, threatened, alleging any breach of the terms of any Employee Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any Employee Plan.

               (f) No event has occurred and no condition exists, with respect to any Employee Plan that could subject Buyer to any tax, fine or penalty. No event has occurred and no condition exists with respect to any Employee Plan that has resulted or could result in a lien or other security interest on or after the Closing under Section 401 (a)(29) of the Internal Revenue Code or under ERISA with respect to any property of Buyer that would not have been incurred but for the transactions contemplated hereby.

          3.25 Termination of Matthews Agreement. The Matthews Agreement has been terminated and the Corporation has no liability thereunder except for a possible obligation to issue shares of common stock of the Corporation to Mr. Matthews and/or the obligation to repay Mr. Matthews the Three Hundred Thousand Dollars ($300,000) lent by him to the Corporation which is referred to therein.

                                   ARTICLE IV
                REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

     Each of the Shareholders, severally and not jointly, represents and warrants to Buyer as follows:

          4.1 Authority Relative to this Agreement. Such Shareholder has all power and authority to execute and deliver this Agreement and the Related Agreements to which he is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligations of such Shareholder, enforceable in accordance with its terms. The Related Agreements to which such Shareholder is a party, when executed and delivered by such Shareholder, shall constitute the valid and binding obligations of such Shareholder, enforceable in accordance with their respective terms.

          4.2 Insider Interests. Except as set forth in Schedule 3.5, such Shareholder (a) does not Compete with the Corporation, (b) has no agreement of any type with the Corporation, and (c) has no interest, direct or indirect, in any property, real or personal, tangible

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or intangible, including, without limitation, intellectual property, used in or pertaining to the business conducted by the Corporation.

          4.3 Capitalization of the Corporation; Validity of Shares. The capital stock of the Corporation owned by such Shareholder is (a) free of encumbrances, liens, mortgages, charges, security interests and other defects in title, (b) validly issued and outstanding, and (c) fully paid and nonassessable. Such Shareholder has no commitment to sell any shares of his capital stock of the Corporation or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from him, any shares of his capital stock of the Corporation.

          4.4 Litigation. Except as set forth in Schedule 3.17, there are no actions, suits, claims, investigations or proceedings pending or to such Shareholder's Knowledge, threatened against the Corporation or such Shareholder, before any court, governmental body, commission, agency or arbitrator, domestic or foreign, which seek (a) to prevent, restrict or delay the consummation of the transactions contemplated by this Agreement and the Related Agreements or (b) to limit, in any manner, the right of Buyer to exercise the rights purported to be granted pursuant to this Agreement and the Related Agreements. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator affecting such Shareholder which have or can reasonably be expected to have any such effect.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Corporation the following:

          5.1 Authority Relative to this Agreement. Buyer has the requisite power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which Buyer is a party when duly executed and delivered by Buyer shall be duly executed and delivered by Buyer and shall constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

          5.2 Consents and Approvals. There is no requirement applicable to Buyer to make any filing with, or to obtain the consent or approval of any person or entity as a condition to the consummation of the transactions contemplated by this Agreement or any of the Related Agreements.

          5.3 Litigation. No action, suit, claim, investigation or proceeding is pending or threatened against Buyer which seeks to prevent, restrict or delay consummation of the transactions contemplated by this Agreement or any of the Related Agreements.

          5.4 No Violation. The execution and delivery by the Buyer of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate or result in a breach of any provision of Buyer's Articles of Incorporation or Bylaws, (b) result in a default or give rise to a right of termination, modification

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or acceleration under the provisions of any agreement or other instrument or obligation to which Buyer is a party or by which Buyer, any of Buyer's assets may be bound, or (c) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission or agency applicable to Buyer.

          5.5 Finders. No broker, finder or investment banker is entitled to any fee or commission from Buyer for services rendered on behalf of Buyer in connection with the transactions contemplated by this Agreement or the Related Agreements.

          5.6 Investment Intent. Buyer is acquiring the Stock for its own account and not with a view to their distribution within the meaning of Section 2(l 1) of the Securities of 1933, as amended, and the regulations and rules issued pursuant to that Act (the "Securities Act").

          5.7 Independent Investigation. In connection with the transactions contemplated herein, Buyer has relied solely on independent investigations made by Buyer, and Buyer has had sufficient time to conduct due diligence it deems necessary to evaluate the potential benefits and risks associated with such transactions.

          5.8 Stock Not Registered. Buyer acknowledges that the Stock has not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be sold or otherwise transferred unless registered under the Securities Act and applicable state laws or unless an exemption from registration is available.

          5.9 Stock Ownership of Buyer. Buyer has no legal or beneficial ownership interest in any shares of capital stock of the Corporation or options, warrants or other securities convertible into or exchangeable for such shares, except pursuant to this Agreement and the Related Agreements.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

          6.1 Conduct of Business. From the date hereof until the Closing, the Corporation will and each of the Shareholders will use reasonable commercial efforts (which shall include exercising all power and authority each has as an officer, director and/or shareholder as the case may be) to cause the Corporation to (a) conduct its business only in the ordinary and usual course and in a manner consistent with past practices, (b) maintain in good repair (ordinary wear and tear excepted), at its expense, all of its properties, and
(c) use reasonable commercial efforts to preserve its goodwill and its relationships with licensors, suppliers, dealers, customers and others having business relationships with the Corporation. From the date hereof until the Closing, the Corporation's management will meet with Buyer on a regular and frequent basis to discuss the general status of the ongoing operations of the Corporation and any problems relating to its business. From the date hereof until the Closing, the Corporation will notify Buyer (w) of any emergency or material change in the normal conduct of the business or operations of the Corporation, (x) of the threat, or initiation of, any litigation against the Corporation, of which the Corporation has Knowledge, (y) of the initiation of any investigation of the Corporation by any party, whether private or governmental of which

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the Corporation has Knowledge, and (z) of any budget revisions involving the business of the Corporation, and will keep Buyer fully informed of developments with respect to such events and afford Buyer's representatives access to all materials in its possession relating thereto.

          6.2 Forbearances by the Corporation. Except as contemplated by this Agreement and the Related Agreements, from the date hereof until the Closing or the earlier termination hereof, without written consent of Buyer, the Corporation will not and the Shareholders will use reasonable commercial efforts to prevent the Corporation from:

               (a) Selling or disposing of any of its assets except in the ordinary and usual course of business;

               (b) Mortgaging, pledging or otherwise encumbering any of its assets, except in the ordinary and usual course of business;

               (c) Amending, terminating or assigning any Material Contract or Lease;

               (d) Making any capital expenditures other than in the ordinary and usual course of business or incurring any obligation or liability for borrowed money other than under existing loan agreements;

               (e) Merging or consolidating with, or acquiring any or all of the capital stock or assets of any other person or entity, other than in the ordinary and usual course of business;

               (f) Assuming, guaranteeing, endorsing or otherwise becoming responsible for the obligations of any other person or entity, or make loans or advances to any other person or entity;

               (g) Entering into any employment agreement, modifying any existing employment agreement or increasing in any manner the compensation or benefits of any Corporation employees;

               (h) Entering into any contract which will require an expenditure of more than $ 1 00,000 by the Corporation except for purchase orders incurred in the ordinary course of business consistent with past practice (except to the extent that any inconsistency with past practice results from increased amounts of meat purchases on account of the growth of the Corporation's business);

               (i) Altering in any way the manner in which it has regularly and customarily maintained its books of account and records;

               (j) Splitting, combining or otherwise changing its capital stock, or redeem any of its capital stock;

               (k) Declaring, setting aside or paying any dividend (whether in cash or property) with respect to its capital stock;

               (l) Issuing or selling any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person or entity any right to acquire any shares of its capital stock (except pursuant to the exercise of existing Stock Options, shares which may become issuable pursuant to the dispute under the Matthews Agreement, and the shares to be purchased pursuant to the terms of this Agreement and the Warrant);

               (m) Settle any dispute under the Matthews Agreement other than by issuance of stock and the repayment of $300,000 plus accrued interest, if any, lent by Mr. Matthews to the Corporation as referenced in the Matthews Agreement;

               (n) Amending its Certificate of Incorporation or Bylaws;

               (o) Canceling or allowing any of its existing insurance policies to lapse without replacing them on similar terms as existing policies; or

               (p) Entering into an agreement to do any of the things described in clauses (a) through (n) above.

          6.3 Investigation of Business and Properties. From the date hereof until the Closing the Corporation will, and the Shareholders will use reasonable commercial efforts to cause the Corporation to, afford Buyer and its representatives, including, without limitation, its attorneys, accountants and financial advisors full access, at all reasonable times, to the Corporation's officers, and to the officers, employees, properties, contracts, and books and records of the Corporation, in order to enable Buyer to make a full investigation of the condition of the Corporation. In addition, the Corporation will, and the Shareholders will cause the Corporation to, furnish Buyer with such financial, operating and additional data as Buyer may reasonably request in making such investigation.

          6.4 Special Shareholders' Meeting. Upon execution of this Agreement, the Corporation will, and the Shareholders will cause the Corporation to, call a special meeting of the shareholders of the Corporation to consider the approval and authorization of the execution and performance of this Agreement by the Corporation.

          6.5 Shareholders' Approval. The Corporation will, and the Shareholders will cause the Corporation to, use reasonable commercial efforts to obtain shareholder approval and authorization of the execution and performance of this Agreement by the Corporation, including the Shareholders voting their shares in favor of such approval and authorization.

          6.6 Subsequent Events. If any event shall occur prior to the Closing which, had it occurred prior to the execution of this Agreement, should have been disclosed by a party to this Agreement in a representation and warranty or otherwise, then upon the happening of such event, the party shall promptly make such disclosure to the other party hereto.

          6.7 Negotiations with Others. From the date hereof until latest of (a) May 31, 2001, (b) the termination of this Agreement according to its terms or
(c) the Closing, if the Agreement has not been sooner terminated, the Corporation will not, directly or indirectly, without the written consent of Buyer, initiate discussions or engage in negotiations with any person, other than Buyer, concerning any sale of the Stock or of any merger, sale of assets or similar transaction involving the Corporation; provided that the Corporation may communicate with its shareholders concerning this Agreement and the Related Agreements.

          6.8 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

          6.9 Further Assurances. Buyer and the Corporation will (and the Shareholders will use reasonable commercial efforts to cause the Corporation to) use reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the reasonable request and expense of the other party, at or after the Effective Date, without further consideration, promptly execute and deliver, or cause to be executed and delivered, such additional documents as may be necessary to implement any provision of this Agreement.

                                  ARTICLE VII
                            CONDITIONS TO OBLIGATIONS

          7.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the following conditions:

               (a) Representations and Warranties. Each of the representations and warranties of the Corporation and Shareholders contained in this Agreement (which representations and warranties include the information in the schedules corresponding thereto) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing (unless such representations and warranties related to another date in which case they shall be true and correct in all material respects as of such date) and the Corporation shall have delivered to Buyer a certificate to that effect signed by its President.

               (b) Performance of this Agreement. The Corporation shall have performed in all material respects all of its obligations under this Agreement and the Corporation shall have delivered to Buyer a certificate to that effect signed by its President.

               (c) Corporate Authorization. All corporate action required to be taken by the Corporation or the Shareholders in connection with the transactions contemplated hereby and in the Related Agreements shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Buyer and Buyer shall have received copies of such documents as it may reasonably request.

               (d) Consents and Approvals. The consents and approvals of all persons which the Corporation or the Shareholders are required to obtain to be able to issue the Stock to Buyer, shall have been obtained and all waiting periods specified by law with respect thereto shall have passed.

               (e) Injunction, Litigation, etc. No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Related Agreements or which would limit or affect the ability of Buyer to own and control the Stock, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of the transactions contemplated by this Agreement or the Related Agreements.

               (f) Resignations. All of the directors of the Corporation except for three directors shall have resigned as of the Closing, and two directors nominated by Buyer shall have been elected.

               (g) Percentage Ownership. The Stock will constitute 50% of the issued and outstanding shares of the capital stock of the Corporation.

               (h) Related Agreements. All Related Agreements shall have been executed and delivered by the appropriate parties.

               (i) Opinion of Counsel for Seller. Buyer shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP for the Corporation, in a form reasonably satisfactory to Buyer.

               (j) Shareholder Approval. The shareholders of the Corporation shall have approved and authorized the execution and performance of this Agreement by the Corporation.

          7.2 Conditions to Obligations of the Corporation. The obligations of the Corporation to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the satisfaction of each of the following conditions.

               (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing and Buyer shall have delivered to the Corporation a certificate to that effect signed by its President.

               (b) Performance of this Agreement. Buyer shall have performed in all material respects all of its obligations under this Agreement and shall have delivered to the Corporation a certificate to that effect signed by its President.

               (c) Corporate Authorization. All corporate action required to be taken by Buyer in connection with the transactions contemplated hereby and in the Related Agreements shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to the Corporation, and the Corporation shall have received such originals or copies of such documents as it may reasonably request.

               (d) Related Agreements. All Related Agreements shall have been executed and delivered by the appropriate parties.

               (e) Opinion of Counsel for Buyer. The Corporation shall have received an opinion from McGuireWoods LLP, counsel for Buyer, in a form reasonably satisfactory to t e Corporation.

               (f) Consents and Approvals. The consents and approvals of all persons which Buyer is required to obtain to be able to purchase the Stock shall have been obtained and all waiting periods specified by law with respect thereto shall have passed.

               (g) Injunction, Litigation, etc. No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Related Agreements or which would limit or affect the ability of Buyer to own and control the Stock, and there shall not have been, to the Knowledge of Buyer, threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of the transactions contemplated by this Agreement or the Related Agreements.

               (h) Shareholder Approval. The shareholders of the Corporation shall have approved and authorized the execution and performance of this Agreement by the Corporation.

                                  ARTICLE VIII
                                     CLOSING

          8.1 Time and Place of Closing. The closing (the "Closing") shall take place at 2:00 p.m. local time on June 21, 2001 (or as soon thereafter as all conditions set forth in Article VII shall have been satisfied or waived), at such place as the parties may mutually agree.

          8.2 Deliveries by the Corporation. At the Closing, the Corporation shall deliver to Buyer the following:

               (a) The certificates representing the Stock duly issued;

               (b) The certificates required by Sections 7. 1 (a) and (b) in a form reasonably satisfactory to Buyer;

               (c) Evidence that the corporate action described in Section 7. 1
(c) has been taken;

               (d) Evidence that the shareholder approval described in Section 7.2(h) has been acquired;

               (e) The resignations and elections required by Section 7. 1 (f);

               (f) A certificate from the Secretary of State of Pennsylvania of the Corporation's corporate subsistence in Pennsylvania, and a certificate from the appropriate authority in each other jurisdiction in which the Corporation is qualified to do business, of the Corporation's good standing in that jurisdiction, all as of the most recent date obtainable;

               (g) The Opinion of Counsel required by Section 7. 1 (k); and

               (h) Such additional documents as Buyer may reasonably request.

          8.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to the
Corporation:

               (a) The Purchase Price;

               (b) The certificates required by Sections 7.2(a) and (b) in a form reasonably satisfactory to the Corporation and Shareholders;

               (c) Evidence that the corporate action described in Section 7.2(c) has been taken;

               (d) The Opinion of Counsel required by Section 7.2(e); and

               (e) Such additional documents as the Corporation may reasonably request.

          8.4 Other Deliveries. At the Closing, the Corporation, Shareholders and Buyer, as appropriate, will each execute and deliver to the appropriate parties copies of the following agreements (collectively, the "Related Agreements") to which they are parties:

               (a) A Registration Rights Agreement in the form attached hereto as Exhibit C;

               (b) A Warrant Agreement (the "Warrant") substantially in the form attached hereto as Exhibit D;

               (c) A Credit Agreement and Security Agreement substantially in the form attached hereto as Exhibit E; and

               (d) A Standstill Agreement substantially in the form attached hereto as Exhibit F.

                                   ARTICLE IX
                                 INDEMNIFICATION

          9.1 Indemnification by the Corporation. The Corporation will indemnify and hold Buyer harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) ("Losses") arising out of-

               (a) Any breach of a representation or warranty made by the Corporation or any Shareholder in this Agreement; or

               (b) The breach of any agreement of the Corporation or any Shareholder contained in this Agreement; or

     Notwithstanding anything contained herein to the contrary, in the event the Corporation must indemnify Buyer, all Losses to be indemnified shall be grossed up to account for Buyer's

50% interest in the Corporation, such that Buyer shall, after the Corporation's payment of such indemnified Loss, be made whole, considering the diminution in value to Buyer's interest in the Corporation as a result of such payment. Buyer acknowledges that it is purchasing the Stock and entering into the Related Agreements as a strategic investment and has not relied solely on the assets or liabilities of Corporation in arriving at the Purchase Price it has agreed to pay hereunder. Accordingly, in calculating any Loss that may be asserted hereunder, Buyer acknowledges that the mere breach of a representation, warranty or covenant of Corporation or a Shareholder hereunder would not necessarily give rise to a Loss, which rather, shall be determined based on all the relevant facts and circumstances.

          9.2 Limitation of Indemnification by the Corporation. Notwithstanding
Section 9.1above, in the case of Losses incurred as a result of the events described in Section 9. 1, the Corporation shall not be liable for indemnification with respect to such Losses unless and until the aggregate amount of such Losses exceeds $50,000 and thereafter its liability for such Losses shall be limited to the amount thereof in excess of $50,000. In no event shall the Corporation be required to indemnify Buyer for any Losses exceeding the amount of the Purchase Price.

          9.3 Indemnification by the Shareholders. Each of the Shareholders shall severally and not jointly indemnify and hold Buyer harmless from any Losses arising out of any breach of a representation or warranty made by such Shareholder in this Agreement.

          9.4 Limitation of Indemnification by Shareholders. Notwithstanding
Section 9.3 above, in the case of Losses incurred as a result of the events described in Section 9.3 above, no Shareholder shall be liable for indemnification with respect to such Losses unless and until the aggregate amount of such Losses exceeds $50,000, and thereafter such Shareholder's liability for such Losses shall be limited to the amount thereof in excess of $50,000. In no event shall either Shareholder be required to indemnify Buyer for any Losses exceeding $1,000,000.

          9.5 Indemnification by Buyer. Buyer will indemnify and hold the Corporation and each of the Shareholders harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) ("Losses") arising out of-

               (a) Any breach of a representation or warranty made by Buyer in this Agreement; or

               (b) The breach of any agreement of Buyer contained in this Agreement.

          9.6 Limitation of Indemnification by Buyer. Notwithstanding Section
9.5 above, in the case of Losses incurred as a result of the events described in
Section 9.5, the Buyer shall not be liable for indemnification with respect to such Losses unless and until the aggregate amount of such Losses exceeds $50,000 and thereafter its liability for such Losses shall be limited to the amount thereof in excess of $50,000. In no event shall Buyer be required to indemnify the Corporation or any Shareholder for any Losses exceeding the amount of $1,000,000.

          9.7 Survival. The representations made in this Agreement will survive until the first anniversary date of the Closing.

          9.8 Procedure for Indemnification. Each claim for indemnification, including for those claims resulting from the assertion of liability by persons or entities not parties to this Agreement, including claims by any authority for penalties, fines and assessments, must be made by the indemnified party's delivery to the party asserted to owe a duty of indemnification hereunder, of written notice promptly upon learning of the basis for such claim, containing details reasonably sufficient to disclose to such indemnifying party the nature and scope of the claim. In the event that any legal action, claim or proceeding is brought against a party entitled to indemnification pursuant to this Agreement, the action will, upon the giving of notice as aforesaid, be defended by the indemnifying party and such defense shall include all appropriate appeals or reviews. The indemnified parties will cooperate in any such defense. The indemnifying party shall not make any settlement of any claim without the written consent of the indemnified parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, a party who is claimed to owe an indemnity obligation hereunder may defend a claim against a third party while reserving the right to contest the asserted indemnity obligation, and to the extent the party who is claimed to owe an indemnity obligation prevails in such contest, the party asserting the right to indemnification shall reimburse the other party for all amounts incurred by such party in the defense thereof and all asserted Losses, if any, for which payment had been made by such party.

          9.9 Exclusive Remedy. Except (a) as provided in Article X or otherwise under this Agreement and the Related Agreements, (b) in the case of fraud or intentional misrepresentation, the provisions of this Article IX shall be the exclusive rights and remedies of the parties hereto with respect solely to this Agreement, but not the Related Agreements, or any cause, position, claim, or circumstance by virtue of Buyer being a Shareholder of the Corporation.

                                   ARTICLE X
                                   TERMINATION

          10.1 Termination. This Agreement may be terminated at any time prior to the date of Closing:

               (a) By the mutual written consent of the parties hereto;

               (b) By Buyer if there has been a material breach by the Corporation or Shareholders of a representation, warranty or agreement contained herein which cannot be remedied before the Closing or if any condition which must be met by the Corporation or Shareholders becomes impossible to fulfill; or

               (c) By any party hereto if the Closing has not occurred on or before July 3 1, 2001.

          10.2 Effect of Termination. If this Agreement is terminated as provided above, it shall be of no further force or effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of it, but such termination shall not constitute a waiver by any party of any claims it may have for damages caused by reason of a material breach of a representation or warranty made by the other parties. Notwithstanding the foregoing, the provisions of Article IX shall survive any termination of this Agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS

          11.1 Notices. All notices and other communications required or permitted hereunder will be in writing (including telex, telefax or similar writing) and will be given:

               (a)  If to Buyer, to:

                         Smithfield Foods, Inc.
                         200 Commerce Street
                         Smithfield, Virginia 23430
                         Attention: Richard J. M. Poulson, Esq.
                         Tel.  No.: (757) 365-3024
                         Fax: (757) 365-3025

                    with a copy to:

                         McGuireWoods LLP
                         One James Center
                         901 East Cary Street
                         Richmond, Virginia 23219
                         Attention: T. Craig Harmon, Esq.
                         Tel.  No.: (804) 775-1097
                         Fax:(804) 698-2074

               (b)  If to the Corporation, to:

                         Pinnacle Foods, Inc.
                         980 Glasgow Street
                         Pottstown, Pennsylvania 19464
                         Attention: Michael D. Queen
                         Tel.  No.: (610) 705-3620
                         Fax: (610) 705-4894

                    with a copy to:

                         Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                         Philadelphia, Pennsylvania 19103
                         Attention: Steven B. King, Esq.
                         Tel.  No.: (215) 864-8604
                         Fax:(215) 864-8999

               (c) If to Shareholders, to the addresses listed on Exhibit A with a copy to Ballard Spahr Andrews & Ingersoll, LLP at the address above or to such other person or to such other address or telefax number as the party to whom such notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication will be deemed to have been given on the third business day following the day on which the communication is posted by registered or certified mail (return receipt requested). If given by any other means, the notice will be deemed to have been given when received.

          11.2 Public Announcements. Except for any solicitation of shareholder consents, proxies and related materials delivered by the Corporation to its shareholders, the Corporation, Shareholders and Buyer will not issue any press release or otherwise make any public statements with respect to this Agreement or the Related Agreements and the transactions contemplated hereby and thereby without the consent of the other party, unless required to do so in order to comply with securities laws.

          11.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          11.4 Expenses. The costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal fees, will be paid by the party incurring such costs and expenses.

          11.5 Miscellaneous. This Agreement: (a) and the Confidentiality Agreement entered into by the Corporation and Buyer prior to the date hereof constitute the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof-, (b) is an independent agreement, the rights and obligations of the parties to which shall not be affected by any provision of, or remedy arising under or with respect to any other agreement between the parties, except to the extent expressly provided in any such agreement; (c) is not intended to and shall not confer upon any other person or business entity, other than the parties hereto or any permitted assignees, any rights or remedies with respect to the subject matter hereof, (d) shall not be assigned by operation of law or otherwise by any party without the express written prior approval of the other parties, which approval shall not be unreasonably withheld; and (e) shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law or choice of law rules.

          11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same installment. This Agreement shall become binding when one or more counterparts have been executed by all of the parties hereto.

                     [The next page is the signature page.]

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed.

                                        SMITHFIELD FOODS, INC.

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

              [The signature page continues on the following page.]

                                        PINNACLE FOODS, INC.

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

              [The signature page continues on the following page.]

                                        SHAREHOLDERS:

                                        ____________________________________
                                        Ellis M. Shore

              [The signature page continues on the following page.]

                                        ____________________________________
                                        Michael D. Queen

                      SCHEDULES TO STOCK PURCHASE AGREEMENT

     Intentionally Omitted.

                                    EXHIBIT A

                                  Shareholders
                                  ------------

Michael D. Queen

Ellis M. Shore

                                   EXHIBIT B

Michael Queen

Thomas McGreal